Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 11, 2025, relating to the financial statements of the Fab 25 Business of Infineon Technologies AG appearing in the Current Report on Form 8-K/A of SkyWater Technology, Inc. dated September 15, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

December 4, 2025